EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2015

Calabasas Hills, CA — April 22, 2015 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2015, which ended on March 31, 2015.

Total revenues were $518.0 million in the first quarter of fiscal 2015 as compared to $481.4 million in the prior year first quarter.  Net income and diluted net income per share were $28.4 million and $0.56, respectively, in the first quarter of fiscal 2015.

Operating Results

Comparable restaurant sales at The Cheesecake Factory restaurants increased 4.2% in the first quarter of fiscal 2015.

“We delivered a remarkable comparable sales increase at The Cheesecake Factory in the first quarter, beginning our sixth consecutive year of achieving positive quarterly comparable sales.  Importantly, we experienced a solid increase in guest traffic during the quarter on the strength of our brand and highly differentiated guest experience.  We also performed particularly well from a competitive standpoint, considerably outpacing the industry and increasing our market share,” said David Overton, Chairman and Chief Executive Officer.

“Our operators did an excellent job of leveraging the increase in sales by appropriately managing flow through, which drove a meaningful increase in margins and earnings growth.  The demand for our brand combined with our operational execution drove strong overall performance this quarter, as we deliver on our commitment to increase shareholder value,” concluded Overton.

Development

The Company continues to expect to open as many as 11 Company-owned restaurants domestically in fiscal 2015.  The first Company-owned restaurant opening is expected in the second quarter of fiscal 2015.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Internationally, one new Cheesecake Factory restaurant opened in Mexico in the first quarter of fiscal 2015 under a licensing agreement.  The Company now expects as many as three restaurants to open in the Middle East and Mexico under licensing agreements in fiscal 2015.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.165 per share on the Company’s common stock.  The dividend is payable on May 19, 2015 to shareholders of record at the close of business on May 6, 2015.

During the first quarter of fiscal 2015, the Company repurchased 1.7 million shares of its common stock at a cost of $80.4 million. The Company continues to expect that it will return its free cash flow to shareholders in fiscal 2015 in the form of dividends and share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2015 today at 2:00 p.m. Pacific Time.  The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through May 22, 2015.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 189 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 177 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, nine The Cheesecake Factory® restaurants operate under licensing agreements.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce quality cheesecakes and other baked products.  In 2015, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the second consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2015 ©2015 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to deliver consistent and dependable comparable sales results over a sustained period of time; the Company’s ability to continue to deliver increases in guest traffic; the strength of the Company’s brand; the Company’s ability to provide a differentiated experience to guests; the Company’s ability to outperform the casual dining industry and increase its market share; the Company’s ability to leverage sales increases and manage flow through; the Company’s ability to increase margins; the Company’s ability to grow earnings; the Company’s ability to remain relevant to consumers; the Company’s ability to increase shareholder value; the Company’s ability to expand its concepts domestically and work with its licensees to expand its concept internationally; the Company’s ability to utilize its capital effectively and continue to repurchase its shares; factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	March 31, 2015		April 1, 2014
Consolidated Statements of Operations	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$517,973	100.0%	$481,431	100.0%
Costs and expenses:
Cost of sales	126,612	24.4%	119,362	24.8%
Labor expenses	171,169	33.0%	159,450	33.1%
Other operating costs and expenses	123,435	23.8%	115,633	24.0%
General and administrative expenses	33,075	6.4%	31,242	6.5%
Depreciation and amortization expenses	21,177	4.1%	20,251	4.2%
Impairment of assets and lease terminations	—	—	186	—
Preopening costs	1,451	0.4%	2,234	0.5%
Total costs and expenses	476,919	92.1%	448,358	93.1%
Income from operations	41,054	7.9%	33,073	6.9%
Interest and other (expense)/income, net	(1,895)	(0.3)%	(1,391)	(0.3)%
Income before income taxes	39,159	7.6%	31,682	6.6%
Income tax provision	10,736	2.1%	9,164	1.9%
Net income	$28,423	5.5%	$22,518	4.7%

Basic net income per share	$0.58		$0.44
Basic weighted average shares outstanding	49,225		50,745

Diluted net income per share	$0.56		$0.43
Diluted weighted average shares outstanding	51,102		52,844

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$472,817	$436,606
Other	45,156	44,825
	$517,973	$481,431

Income from operations:
The Cheesecake Factory restaurants	$66,701	$57,990
Other	6,063	4,426
Corporate	(31,710)	(29,343)
	$41,054	$33,073

Selected Consolidated Balance Sheet Information	March 31, 2015	December 30, 2014
Cash and cash equivalents	$39,478	$58,018
Total assets	1,128,726	1,176,452
Long-term debt	25,000	—
Total liabilities	622,222	619,942
Stockholders’ equity	506,504	556,510

	13 Weeks Ended	13 Weeks Ended
Supplemental Information	March 31, 2015	April 1, 2014
The Cheesecake Factory comparable restaurant sales	4.2%	1.2%
Restaurants opened during period	—	1
Restaurants open at period-end	189	181
Restaurant operating weeks	2,457	2,347

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of a certain item.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended	13 Weeks Ended
	March 31, 2015	April 1, 2014
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$28,423	$22,518
After-tax impact from:
- Impairment of assets and lease terminations (1)	—	112
Net income (non-GAAP)	$28,423	$22,630

Diluted net income per share (GAAP)
After-tax impact from:	$0.56	$0.43
- Impairment of assets and lease terminations (1)	—	0.00
Diluted net income per share (non-GAAP)	$0.56	$0.43

(1)         The pre-tax amount associated with this item was $186 in the first quarter of fiscal 2014 and was recorded in impairment of assets and lease terminations in the consolidated statements of operations.

###